Exhibit 10.1

AMENDMENT TO EQUITY PURCHASE AGREEMENT

THIS AMENDMENT TO EQUITY PURCHASE AGREEMENT (this “Agreement”), dated as of March 30, 2026, is made by and between FreeCast, Inc., a Florida corporation (the “Company”), and Amiens Technology Investments LLC (the “Investor”).

WHEREAS, on December 8, 2025, the Company and the Investor entered into that certain Equity Purchase Agreement (the “Equity Purchase Agreement”) pursuant to which, among other things, the Company agreed to issue and sell, and the Investor agreed to purchase, certain securities of the Company.

WHEREAS, the Company and the Investor desire to amend the Equity Purchase Agreement as set forth herein.

NOW, THEREFORE, for other good and valuable consideration, the parties hereto hereby agree as follows:

1. All capitalized terms used, but not otherwise defined, herein shall have the respective meanings set forth in the Equity Purchase Agreement.

2. Section 1.45 of the Equity Purchase Agreement is hereby amended and restated as follows:

“Pricing Period” shall mean the Trading Day commencing on the Trading Day immediately following the Advance Notice Date and ending at 4:00 p.m. New York City time (or the close of Regular Trading Hours on the Principal Market, if earlier) on the tenth (10th) Trading Day following the Advance Notice Date.

3. Section 6.01(a) of the Equity Purchase Agreement is hereby amended and restated as follows:

Filing of a Registration Statement. The Company shall use commercially reasonable efforts to prepare and file with the SEC a Registration Statement, or multiple Registration Statements for the resale by the Investor of the Registrable Securities. The Company shall file a registration statement within thirty (30) days following the Effective Date and shall use commercially reasonable efforts to have such Registration Statement declared effective within ninety (90) days of the Effective Date. The Company shall use commercially reasonable efforts to continuously maintain the effectiveness of the Registration Statement until all of the Registrable Securities have been sold or may be sold without restriction pursuant to Rule 144. A resale registration statement registering the resale of the Shares to be issued to the Investor pursuant to Advances under this Agreement shall be effective before the Company may begin giving Advance Notices.

4. Section 11.04 of the Equity Purchase Agreement is hereby amended and restated as follows:

Commitment Fee. The Company shall issue to the Investor, as a commitment fee, an amount equal to 1.5% of the Commitment Amount (the “Commitment Fee”) by the issuance to the Investor of a number of shares of Common Stock (the “Commitment Shares”) as follows: (i) one-third (1/3) of the Commitment Shares shall be issued to the Investor on the occurrence of the first Closing hereunder; (ii) one-third (1/3) of the Commitment Shares shall be issued to the Investor on the date the Investor has purchased an aggregate of $15.0 million of Shares pursuant to this Agreement; and (iii) the remaining one-third (1/3) of the Commitment Shares shall be issued to the Investor on the date the Investor has purchased an aggregate of $30.0 million of Shares pursuant to this Agreement (each, a “Commitment Fee Measurement Date”). The number of Commitment Shares issued to the Investor on each Commitment Fee Measurement Date shall equal one-third (1/3) of the Commitment Fee divided by the lower of (x) $10.00 and (y) the lowest daily VWAP of the Common Stock during the five (5) Trading Days immediately preceding the applicable issuance due date. In the event the Company fails to comply with its covenants and obligations contained in Section 6.20 or Section 6.21 contained herein, all Commitment Shares due to the Investor pursuant to this Section 11.04 that have not been previously issued shall be automatically issued to the Investor on the date of such breach and the Company acknowledges such issuance shall not limit any other right or remedy which may be available to the Investor at law or equity resulting from such breach. The resale of the Commitment Shares issued hereunder shall be included on the initial Registration Statement.

5. Except as specifically modified and amended herein, all other terms, conditions and covenants contained in the Equity Purchase Agreement shall remain in full force and effect.

6. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same instrument.

7. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Company and the Investor.

8. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with Article VIII of the Equity Purchase Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

COMPANY:

FREECAST, INC.

By:	/s/ William A. Mobley, Jr.
Name:	William A. Mobley, Jr.
Title:	Chief Executive Officer

INVESTOR:

AMIENS TECHNOLOGY INVESTMENTS LLC

By:	/s/ Waqas Khatri
Name:	Waqas Khatri
Title:	Director

[Signature Page to Amendment to Equity Purchase Agreement]